                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

The following is a list of the Corporation's consolidated subsidiaries as of February 28, 2003. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for director's qualifying shares.

Name                                                                State or Jurisdiction
                                                                       of Organization
900 West Park Drive LLC                                                   Delaware
Australian Outsourcing Pty Limited                                        Australia
Avalon Consulting Group                                                   California
Datagen, Inc.                                                             Delaware
Data General A.G.                                                         Switzerland
Data General Argentina S.A.                                               Argentina
Data General Australia Pty. Ltd.                                          Australia
Data General BVI, Ltd.                                                    British Virgin Islands
Data General Computers Sdn Bhd                                            Malaysia
Data General do Brasil Ltda.                                              Brazil
Data General Gesellschaft mbH                                             Austria
Data General Hong Kong Limited                                            Hong Kong
Data General Hong Kong Sales and Services Limited                         Hong Kong
Data General International, Inc.                                          Delaware
Data General Investment Corporation                                       Delaware
Data General Ireland Limited                                              Ireland
Data General Israel Ltd.                                                  Israel
Data General Latin America, Inc.                                          Delaware
Data General New Zealand Limited                                          New Zealand
Data General S.r.l.                                                       Italy
Data General Singapore Pte. Ltd.                                          Singapore
Data General South Africa (Pty.) Limited                                  South Africa
DG Wholesale Pty. Ltd.                                                    Australia
Eighty-First Patriot Pty Limited                                          Australia
EMC Acquisition Corporation I                                             Delaware
EMC Asset Acquisition Corporation                                         Delaware
EMC Belgian Development Group BVBA                                        Belgium
EMC (Benelux) B.V. S.a.r.l.                                               The Netherlands
EMC Chile S.A.                                                            Chile
EMC Computer Storage Systems (Israel) Ltd.                                Israel
EMC Computer Storage Systems (Sales and Services) Ltd.                    Israel
EMC Computer Systems AG                                                   Switzerland
EMC Computer Systems Argentina S.A.                                       Argentina
EMC Computer Systems Danmark A/S                                          Denmark
EMC Computer-Systems AS                                                   Norway
EMC Computer Systems Austria GmbH                                         Austria
EMC Computer Systems (Benelux) B.V.                                       The Netherlands
EMC Computer Systems (Beijing) Co., Ltd.                                  China
EMC Computer Systems Bilgisayar Sistemleri Ticaret A.S.                   Turkey
EMC Computer-Systems Brazil Ltda.                                         Brazil
EMC Computer Systems California, Inc.                                     Delaware
EMC Computer Systems (FE) Limited                                         Hong Kong
EMC Computer Systems France S.A.                                          France
EMC Computer-Systems Ireland Ltd.                                         Ireland
EMC Computer Systems Italia S.p.A.                                        Italy
EMC Computer Systems (Malaysia) Sdn. Bhd.                                 Malaysia
EMC Computer Systems Mexico S.A.                                          Mexico
EMC Computer-Systems OY                                                   Finland
EMC Computer Systems Poland Sp. z.o.o.                                    Poland
EMC Computer Systems (South Africa) (Pty.) Ltd.                           South Africa
EMC Computer Systems (South Asia) Pte. Ltd.                               Singapore
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

EMC Computer Systems Spain, S.A.                                          Spain
EMC Computer-Systems (Svenska) AB                                         Sweden
EMC Computer Systems (UK) Limited                                         United Kingdom
EMC Computer Systems Venezuela, S.A.                                      Venezuela
EMC Corporation of Canada                                                 Canada
EMC Czech Republic s.r.o.                                                 Czech Republic
EMC Data Storage Systems (India) Private Limited                          India
EMC del Peru, S.A.                                                        Peru
EMC Deutschland GmbH                                                      Germany
EMC Europe Limited                                                        United Kingdom
EMC Foreign Sales Corporation                                             Barbados
EMC Global Holdings Company                                               Massachusetts
EMC Hungary Trading and Servicing Ltd.                                    Hungary
EMC Information Systems N.V.                                              Belgium
EMC Information Systems Sweden AB                                         Sweden
EMC Information Systems (Thailand) Limited                                Thailand
EMC International Holdings, Inc.                                          Delaware
EMC Investment Corporation                                                Delaware
EMC Japan K.K.*                                                           Japan
EMC Puerto Rico, Inc.                                                     Delaware
EMC Ventures Pte Ltd                                                      Singapore
FilePool S.a.r.l.                                                         France
Flanders Road Holdings LLC                                                Delaware
General Risk Insurance Company Ltd.                                       Bermuda
Hankook EMC Computer Systems Chusik Hoesa                                 South Korea
Information Systems EMC Greece S.A.                                       Greece
Luminate Software GmbH                                                    Germany
Luminate UK                                                               United Kingdom
McDATA International, Inc.                                                U.S. Virgin Islands
Prisa Networks, Inc.                                                      California
Softworks, Inc.                                                           Delaware
Softworks International Limited                                           United Kingdom
Softworks International Pty. Ltd.                                         Australia
Softworks Italia S.r.l.                                                   Italy
Softworks S.A.                                                            France
Softworks Savan Technology Pte. Ltd.                                      Singapore
Softworks Savantechnology do Brasil                                       Brazil
Tenth Mounpro Pty Limited                                                 Australia
Woodland Street Partners, Inc.                                            Delaware
-----------------------------
* 95% owned by EMC Corporation.
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